Bank of South Carolina 10-K

Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Fleetwood S. Hassell, President/Chief Executive Officer of Bank of South Carolina Corporation (the “Company”), certify, that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ended December 31, 2013 of the Company (the “Report”):

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2014

	BY:	/s/Fleetwood S. Hassell
Fleetwood S. Hassell
President/Chief Executive Officer